UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2011, JMP Group Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P. (collectively, the “Placement Agents”). Pursuant to the Distribution Agreement, the Company may offer and sell up to 3,000,000 shares of its common stock, $0.001 par value per share (the “Securities”), from time to time through the Placement Agents, as the Company’s agents for the offer and sale of the Securities, or to the Placement Agents for resale. The sales, if any, of the Securities under the Distribution Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange, on any other existing trading market for the Securities or to or through a market maker.

The Securities sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-161538) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act, including a related prospectus dated September 17, 2009, as supplemented by a prospectus supplement dated April 21, 2011, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

Sales of the Securities through the Placement Agents, if any, will be made in amounts and at times to be determined by the Company, but the Company has no obligation to sell any of the Securities in the offering. Actual sales of Securities will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for the Company.

The Distribution Agreement provides that the Company will pay the Placement Agents commissions, or allow a discount, not to exceed, in the aggregate, 2.0% of the gross proceeds from the sale of any Securities sold through the respective Selected Placement Agent, to be split equally between the two Placement Agents. Under the terms of the Distribution Agreement, the Company may also sell Securities to the Placement Agents as principals for their own accounts at prices agreed upon at the time of sale. The Distribution Agreement contains customary representations, warranties and agreements of the Company and the Placement Agents and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Securities in the offering for general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Securities, nor shall there be any sale of the Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

The opinion of counsel regarding the validity of the Securities to be issued pursuant to the offering described in the foregoing paragraphs is filed as Exhibit 5.1 hereto in connection with the Company’s effective registration statement on Form S-3 (Registration No. 333-161538) and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

1.1	Equity Distribution Agreement, dated April 21, 2011, by and among the Company, Keefe, Bruyette & Woods, Inc. and Sandler O‘Neill & Partners, L.P.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison Foerster LLP (contained in Exhibit 5.1).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: April 21, 2011	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer